UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
March 6, 2017
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On March 6, 2017, Randall Garutti, Chief Executive Officer and a director of Shake Shack Inc. (the “Company”), and, on March 7, 2017, Daniel Meyer, Chairman of the Board of Directors of the Company, entered into modifications of their respective stock trading plans, dated August 23, 2016 and August 16, 2016, respectively. Their existing stock trading plans remain in effect, with extended expiration dates, increased number of shares that may be sold, and certain minimum price conditions and maximum sale volume limitations.

Pursuant to the modification to Mr. Garutti’s stock trading plan, Mr. Garutti may sell up to 83,000 shares of Common Stock between the March 6, 2017 effective date and December 29, 2017, representing approximately 5.65% of his equity holdings (including vested and unvested options and unvested performance stock units) in the Company.

Pursuant to the modification to Mr. Meyer’s stock trading plan, Mr. Meyer may sell up to 300,000 shares of Common Stock between the March 7, 2017 effective date and September 15, 2017, representing approximately 5.17% of his equity holdings (including vested and unvested options) in the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Ronald Palmese Jr.
Ronald Palmese Jr.
Date: March 14, 2017		Sr. Vice President and General Counsel